As filed with the Securities and Exchange Commission on March 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN WATER WORKS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(856) 346-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffry E. Sterba President and Chief Executive Officer American Water Works Company, Inc. 1025 Laurel Oak Road Voorhees, NJ 08043 (856) 346-8200	Kellye L. Walker Chief Administrative Officer, General Counsel and Secretary American Water Works Company, Inc. 1025 Laurel Oak Road Voorhees, NJ 08043 (856) 346-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Singer

Morgan, Lewis & Bockius LLP

1701 Market Street.

Philadelphia, PA 19103-2921

(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	4,700,000	(1)	(1)	$0(1)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, all of the shares registered hereunder constitute unsold securities previously registered on a Form S-3 registration statement (Registration No. 333-165624) filed on March 23, 2010, as amended by a Post-Effective Amendment filed on March 23, 2013 (the “Prior Registration Statement”), and the $7,065.80 filing fee previously paid in connection with the unsold securities will continue to be applied to such unsold securities. In accordance with Rule 415(a)(6), the offering under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of a stock split, stock dividend or similar transaction.

AMERICAN WATER STOCK DIRECT

A dividend reinvestment and direct stock purchase plan for American Water common stock

American Water Works Company, Inc. (“American Water”) is pleased to offer individuals the opportunity to participate in American Water Stock Direct, a dividend reinvestment and direct stock purchase plan.

American Water Stock Direct offers you the opportunity to:

•	Buy shares of American Water common stock conveniently and economically, even if you are not currently an American Water stockholder.

•	Reinvest your cash dividends in American Water common stock.

•	Authorize automatic investments in American Water common stock from your checking or savings account.

See “How the Plan Works—What price will I pay for shares?” on page 6 of this prospectus for an explanation of how the price for shares purchased under American Water Stock Direct will be determined.

Our common stock is listed on the New York Stock Exchange under the symbol, “AWK.” The mailing address of our principal executive offices is 1025 Laurel Oak Road, Voorhees, New Jersey 08043, and our telephone number is 856-346-8200.

Investing in American Water securities involves risk. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 8, 2013

You should rely only on the information contained in this prospectus or incorporated by reference with respect to the offering made by this prospectus. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PLAN SUMMARY

This Prospectus describes the terms of the American Water Stock Direct, which is referred to in this prospectus as the “Plan.” Please read this Prospectus carefully before enrolling in the Plan.

Enrollment. To enroll in the Plan, you must be a registered owner of American Water common stock, or you must become a registered owner by buying a minimum of $100.00 of American Water common stock through the Plan when you enroll.

Your Plan Account. When you enroll in the Plan, an account will be opened in your name. The shares of American Water common stock you enroll into the Plan through purchase or transfer will be registered in the name of American Stock Transfer and Trust Company LLC, American Water’s transfer agent and the Plan administrator (“AST”), or its nominee, as custodian, and will be credited to your Plan account.

Dividend Reinvestment. You may choose to purchase shares by reinvesting all or a portion (at least 10 percent) of the dividends paid on shares held in your Plan account, or to receive all dividends in cash. Shares purchased through dividend reinvestment will be added to your Plan account. There is no transaction fee for dividend reinvestment.

Additional Purchases. You may make additional purchases of American Water common stock by mail through the Plan, as often as weekly. You also may make automatic monthly purchases of American Water common stock by means of electronic funds transfer from your bank checking or savings account. In addition, you may make optional cash purchases online as a one-time event or recurring event using electronic funds transfer from a bank account. Regardless of the method of purchase you use, each purchase you make must be for a minimum of $25.00, and all purchases may not exceed $200,000 in any calendar year. There is no transaction fee for additional purchases.

Selling Shares in Your Account. You may sell some or all of the shares held in your account. Sales may be executed as often as daily but will be executed at least weekly. A transaction fee of $15.00 plus $0.10 per share sold will be deducted from the sale proceeds, in addition to any applicable transfer taxes.

Contact Information. AST acts as agent for participants in the Plan and administers the Plan for us. You may contact AST in the following ways:

Telephone:	1-888-556-0423

Mail:	TRANSACTION PROCESSING
American Stock Transfer and Trust Company LLC P.O. Box 922
Wall Street Station
New York, NY 10269-0560

CORRESPONDENCE
American Stock Transfer and Trust Company LLC 6201 15th Avenue
Brooklyn, NY 11219

Internet:	www.amstock.com

Forms. Your Plan statement will contain a form that may be used for future Plan transactions. Call AST if you require any additional forms.

Transaction Fees. You are responsible for the transaction fees described in this Prospectus. All fees are subject to change. There are no fees for dividend reinvestment or additional purchases of American Water common stock. Fees that are payable by Plan participants are set forth below. Except as described in this Prospectus, American Water pays the costs of administering the Plan.

Dividend Reinvestment	No charge

Additional Purchases	No charge

Sale of stock	$15.00 plus $0.10 per share

Withdrawal/Termination from Plan	$15.00

Returned Check/Insufficient Funds	$25.00 per check/electronic funds transfer rejection

Duplicate Statement	No fee for current year, $25.00 for previous years

(If a check is returned for insufficient funds or if there are insufficient funds in your bank account for an electronic funds transfer, AST reserves the right to sell all or a portion of your Plan shares to cover the returned check/ insufficient funds fee. See Question 5.)

Because this is a summary of the Plan, it may not contain all the information that may be important to you. You should read this entire Prospectus carefully.

RISK FACTORS

Investing in American Water’s common stock involves risk. See the risk factors described in American Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus, as well as in any subsequent filings. Before making an investment decision, you should carefully consider these risks as well as other information American Water includes or incorporates by reference in this Prospectus, including filings made with the Securities and Exchange Commission (“SEC”) after the date of this Prospectus. These risks could materially affect American Water’s business, results of operations or financial condition and cause the value of the common stock to decline. You could lose all or part of your investment.

HOW THE PLAN WORKS

1.	Who is eligible to participate in the Plan?

All U.S. citizens are eligible to participate in the Plan, whether or not they are currently stockholders of American Water. If you are not a U.S. citizen, you may participate in the Plan, provided there are not any laws or government regulations that would prohibit you from participating or affect the terms of the Plan. American Water and AST reserve the right to deny or terminate participation of any person if American Water or AST deem it advisable under any laws or regulations.

2.	How do I enroll in the Plan?

To enroll in the Plan, you must be a registered owner of American Water common stock, or you may become a registered owner by buying a minimum of $100.00 in common stock through the Plan and enrolling that stock in the Plan at the same time. Both methods of enrollment are described below.

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If you are a registered owner (which means that you already own one or more shares of American Water stock in your name), but do not currently participate in the Plan, you must complete an enrollment form. Mail the form to AST at the address provided in Question 3. You can request an enrollment form by telephoning AST at 1-888-556-0423. You also may enroll online at www.amstock.com. You will need to enter your ten digit AST account number and your social security number to gain access to your account. If you own American Water stock through another name (for example, in a broker, bank, trust or other nominee name), you can arrange with the nominee to transfer some or all of your American Water shares into your name, and then enroll the shares using these instructions. If you do not wish to transfer shares held in nominee name, you can buy additional shares in your name through the Plan when you enroll, as described immediately below.

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You may become a registered owner by enrolling in and purchasing American Water common stock through the Plan. The minimum initial purchase is $100.00. Complete the enrollment form and mail the form, together with a check payable to “American Stock Transfer and Trust Company LLC,” to AST at the address provided in Question 3. You can request an enrollment form by telephoning AST at 1-888-556-0423. All payments must be in U.S. dollars and drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, neither American Water nor AST are able to accept checks clearing through non-U.S. banks. Please do not send cash.

3.	Who is the Plan Administrator?

American Water’s transfer agent, American Stock Transfer and Trust Company LLC, will be the Plan Administrator for the Plan. AST will keep records, send quarterly statements of account and transaction statements to you and perform other administrative duties relating to the Plan. Shares of common stock that you purchase under the Plan or transfer into the Plan will be registered in the name of AST or its nominee, as custodian, and will be credited to your AST account.

You may contact AST by:

Telephone:	1-888-556-0423

Mail:	TRANSACTION PROCESSING
American Stock Transfer and Trust Company LLC P.O. Box 922
Wall Street Station
New York, NY 10269-0560

CORRESPONDENCE
American Stock Transfer and Trust Company LLC 6201 15th Avenue
Brooklyn, NY 11219

Internet:	www.amstock.com

Customer service representatives are available between the hours of 8 A.M. and 8 P.M. Eastern Time, Monday through Friday.

4.	What are my dividend reinvestment options?

When you enroll, you will indicate on the enrollment form whether you want the dividends on your shares reinvested. You must elect to reinvest a minimum of 10% of the dividends (if any) paid on shares in your account. If you do not indicate a preference, 100% of all dividends on all shares held in your account on the dividend record date will be reinvested in additional shares of American Water common stock on the dividend payment date.

If you receive cash dividends on any shares in your account, you will receive payment by check unless you elect to have cash dividends deposited directly into your bank account. To authorize direct deposit, complete the appropriate sections of the Dividend Direct Deposit authorization form, which can be obtained from AST.

You may change your dividend reinvestment election at any time by completing a new enrollment form and delivering the form to AST. Requests for changes must be received at least three business days prior to the next dividend record date to be effective for that dividend.

You should note that under U.S. federal income tax law, dividends are taxable to you even if your dividends are reinvested through the Plan. AST will mail to you a Form 1099-DIV reporting your dividends (including reinvested dividends) shortly after the close of each calendar year and also will report that information to the Internal Revenue Service.

5.	How do I make an additional purchase?

After you have opened your Plan account, you may buy additional shares (including fractional shares) by check as often as weekly. Use the form attached to your Plan statement or transaction confirmation, or call AST for additional forms. You also may arrange for automatic monthly purchases, or one-time purchases, using electronic funds transfer from your bank checking or savings account. Each method is described below. Regardless of the method used, each purchase you make must be for a minimum of $25.00, and all purchases may not exceed $200,000 in any calendar year. If you send a check or have authorized an electronic funds transfer in an amount that would cause you to exceed the $200,000 calendar year limit, your funds will be returned and no investment will be made.

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If you buy additional shares by mail, you may pay by check payable to “American Stock Transfer and Trust Company LLC” in U.S. dollars, drawn on a U.S. bank. No interest will be earned on funds held by AST prior to their investment. Do not send cash. Money orders, third party checks and foreign checks will not be accepted and will be returned to the sender. Send the completed form and payment to AST at the address designated for transaction processing on page 3. The check must be received no later than 12:00 noon, Eastern Time one business day before the investment date. Checks received after this date will be used to purchase shares on the succeeding investment date. See Question 7 for information about the investment date.

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Alternatively, you may elect to have funds automatically withdrawn every month by electronic funds transfer from your checking or savings account at a qualified financial institution. Automatic electronic funds transfer enrollment forms are available by calling AST at 1-888-556-0423. You also may make optional cash payments online at www.amstock.com as a one-time event or recurring event using electronic funds transfer from a bank account. If you authorize automatic withdrawals, funds will be withdrawn from your bank account on or about the 20th of each month (or the next business day if the 20th is not a business day), and will be invested in American Water common stock on the next available investment date. You may terminate the automatic monthly electronic funds transfer by providing written instructions to AST. You may change the amount of money to be withdrawn by submitting a new automatic electronic funds transfer enrollment form to AST.

Once funds have been deposited with AST, you may not request a cash refund or otherwise change your order.

In the event that any check or other deposit is returned unpaid for any reason or your designated bank fails to make an electronic funds transfer because your account does not have sufficient funds, AST will consider the request for the applicable purchase null and void, will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell those shares. You also will be charged a $25.00 administrative fee for any check or other deposit that is returned unpaid by your bank or for any electronic funds transfer that is rejected by your bank. If the net proceeds from the sale of the shares removed from your account are insufficient to satisfy the balance of the uncollected amounts, including the administrative fee, AST may sell additional shares from your account as necessary to satisfy the uncollected balance. This fee will be collected by AST from proceeds of the sale of the number of shares in your account necessary to satisfy the fee.

6.	How are shares purchased for my account?

AST, American Water’s transfer agent and the agent for Plan participants, will buy the shares for your Plan account. AST may buy shares directly from American Water. AST also may buy shares in the public markets or in privately negotiated transactions. Purchases generally will be made for the Plan and credited to Plan accounts once each week. If demand requires, purchases may be made over several days for the weekly crediting to Plan accounts.

AST may use a broker affiliated with AST to execute purchases and sales for Plan participants. See Question 10 for information about selling shares held directly through the Plan.

7.	When will shares be purchased?

The Plan’s investment date typically will be once each week on Fridays. However, during the week in which a dividend is paid, the investment date will be the date on which the dividend is paid or the next business day if the payable date is not a business day. If purchases are to be made in the open market, AST may effect purchases as frequently as daily, depending on purchase volumes.

Requests for additional purchases made by check must be received at AST by 12:00 noon, Eastern Time, one business day prior to the investment date. Cash purchases not received before the applicable deadline will not be invested until the next succeeding investment date.

Funds for automatic monthly investments will be withdrawn from your bank account on or about the 20th day of every month, and will be invested in American Water common stock on the next investment date. To the extent you authorize dividend reinvestment, your dividends will be reinvested on the next investment date, which is the dividend payment date or, if the dividend payment date is not a business day, on the first business day following the dividend payment date.

No interest will be paid on any funds held by AST between investment dates. Once funds have been deposited with AST, you may not request a cash refund or otherwise change your order.

8.	What price will I pay for shares?

If AST buys your shares from American Water, the share price will be equal to the average of the high and low prices per share of American Water common stock, as reported on the New York Stock Exchange Consolidated Tape on the date of purchase.

If AST buys your shares in the public markets or in privately negotiated transactions, the share price will be the average price of all shares purchased for the weekly crediting to Plan accounts.

These share prices apply whether AST is purchasing shares for your initial enrollment, purchasing additional shares for your account, or reinvesting dividends.

When you send in a payment by check or electronic funds transfer to buy American Water stock, AST will use your funds to buy the number of shares (including fractional shares to three decimal places) that can be purchased with your funds at the price described above. You will not be charged any transaction fees for the purchase.

9.	How do I transfer shares that I hold to someone else?

To transfer ownership of some or all of your shares held through the Plan you must send to AST written transfer instructions and your signature must be “Medallion Guaranteed” by a qualified financial institution. Most banks and brokers participate in a Medallion Guarantee program. The Medallion Guarantee program is intended to ensure that the individual signing is in fact the owner of the participant’s account. A notary is not sufficient. For information regarding the transfer process, call AST at 1-888-556-0423.

10.	May I sell shares I hold through the Plan?

Yes. You can authorize the sale of shares held in your Plan account by completing and submitting the Other Transactions Form portion of the reinvestment account statement. AST will cause your shares to be sold as often as daily but at least once each week. Your shares may be aggregated with those of other Plan participants who have requested sales of shares in their Plan accounts. In that case, you will receive proceeds based on the average price of all shares sold. AST will send you a check for the proceeds of the sale of your shares, less a transaction fee of $15.00 plus $.10 per share sold and any applicable transfer taxes. You will not receive interest on sales proceeds held pending disbursement. Checks are usually mailed three business days after the sale. Instructions to AST to sell shares are binding and may not be rescinded.

AST will mail to you a check for the net proceeds of the sale, together with a Form 1099-B reporting the sale of shares for income tax purposes, usually on the third business day following the date your shares are sold. Sale information also will be reported to the Internal Revenue Service.

You may sell your shares through a stockbroker of your choice, or privately. In either case, request conversion of your full Plan shares into direct registration. If you wish to have your shares registered in the name of a nominee, follow the procedures described in Question 9. Upon receipt of the direct registration confirmation, proceed as you would to sell any other stock that is registered in your name or the name of your nominee.

Please note that if your Plan account holds less than one full share, American Water or AST may close the account, liquidate the fractional share and send you a check representing the market value of the fractional share that was in the account, less the $15.00 withdrawal fee.

11.	How may I close my Plan account?

You may close your account at any time by checking the appropriate box on the tear off form attached to a Plan statement and mailing it to AST at the address set forth in Question 3. Your account will be closed within five business days after AST receives your instructions. If your request is received less than three days prior to a dividend payment date, the dividend will be reinvested to the extent previously authorized, and the reinvested shares will be added to the shares to be withdrawn from your Plan account. There is a $15.00 administrative fee for closing a Plan account.

When your account is closed, AST will convert all of the full shares in your Plan account to direct registration in the exact name(s) shown on the account. (If you wish a different name to be registered, please follow the procedures described in Question 9.) AST will liquidate any fractional share in your account and send you a check for the proceeds, less applicable fees. After your account is closed, dividends on any shares of American Water stock, other than dividends payable in stock or other non-cash assets, will be paid in cash and sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

Alternatively, you may direct AST to sell any or all of the shares in your account. If AST sells your shares, a liquidation fee of $15.00 plus $0.10 per share, together with any applicable transfer tax, will be deducted from the proceeds, and AST will mail you a check for the net proceeds, together with a Form 1099-B reporting the sale of shares for income tax purposes. Sale information also will be reported to the Internal Revenue Service. You will not receive interest on sales proceeds held pending disbursement.

12.	How may I keep track of my account’s activity?

AST will send to you statements of your year-to-date account activity, dividend reinvestment, additional investment or sale of shares. The statements will show, to the extent applicable, the amount invested, the purchase or sale price of shares subject to Plan transactions, the number of shares purchased or sold and Plan fees, if any, as well as any activity associated with share deposits or withdrawals. Please notify AST promptly in writing if your address changes.

Please retain all statements for your records. The statements contain important tax and other information. You will be charged a fee of $25.00 if you require a duplicate statement for a prior year. There are no fees for the current year’s statement.

13.	What happens if American Water issues a stock dividend, declares a stock split or conducts a rights offering?

Your Plan account will be adjusted to reflect any additional shares of American Water stock distributed as a stock dividend, stock split or other distribution, based on shares of American Water held in your account. In the event of a stock subscription or other rights offering, you will be entitled to receive rights based on the total number of whole shares credited to your account. Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split or rights offering.

14.	May I vote my Plan shares at stockholders’ meetings?

Yes. You will receive proxy materials, reports to shareowners, and any other materials sent to American Water stockholders. The proxy card you receive will represent both the full and fractional shares in your Plan account. American Water may choose to send to you a notice of internet availability of proxy materials instead of a proxy card, proxy statement and annual report. If used, this notice will provide instructions for viewing the annual report and proxy materials online, and for voting your shares. Even if American Water chooses to use this notice, you will be provided an opportunity to request printed or e-mail copies of the annual report and proxy materials, which will be provided without charge.

15.	May the Plan be amended or terminated?

Yes. American Water and AST may suspend, modify or terminate the Plan at any time. Neither American Water nor AST will be liable for any such action. All participants will receive notice of any suspension, modification or termination. If the Plan is terminated, whole shares held in your account will be converted into direct registration and a cash payment will be made for any fractional share. American Water and AST each reserve the right, in its sole discretion, to deny, suspend or terminate participation by a participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

16.	What are the responsibilities of American Water and AST under the Plan?

Neither American Water nor AST will be liable for any act that was taken in good faith, or for actions required by law, or for good faith omissions to act. This includes any claims for liability relating to the prices at which shares are purchased or sold for your account, the dates of purchases or sales, or changes in the market value of American Water stock.

You should recognize that neither American Water nor AST can assure you of a profit or protect you against a loss on shares purchased through the Plan. Moreover, the Board of Directors of American Water determines dividend record and payment dates, and dividend amounts. The Board of Directors may increase or decrease dividends.

17.	What are the tax consequences of participating in the Plan?

The discussion below is only a summary of the important U.S. federal income tax consequences of your participation in the Plan. This summary is not a complete description of all of the tax consequences of your participation in the Plan and is subject to change based on changes in tax laws and regulations. Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences of participation in the Plan (including the effect of federal, state, local and foreign tax laws and U.S. tax withholding laws).

The U.S. federal income tax consequences of participating in the Plan are as follows:

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Cash dividends reinvested under the Plan are taxable to you as if they had been paid to you in cash on the applicable dividend payment date and may be eligible for reduced rates of income tax as qualified dividend income if specified conditions are satisfied. Investment earnings such as dividends may be subject to a Medicare tax payable by individuals, trusts and estates whose adjusted gross income exceeds specified levels.

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The tax basis of shares purchased with reinvested dividends or additional cash purchases generally is the amount you paid to acquire the shares. In addition, the Internal Revenue Service may require that fees incurred in the purchase of shares and paid by us on your behalf be treated as income to you, in which case such amounts also can be included in the tax basis of the purchased shares.

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You do not realize taxable income from the transfer of shares to your Plan account or from the withdrawal of whole shares from your Plan account. You will, however, generally realize gain or loss from the receipt of cash instead of any fractional share. You also will realize gain or loss when your Plan shares are sold. The amount of the gain or loss generally will be the difference between the amount you receive for the shares and the tax basis of the shares.

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The Plan Administrator reports dividend income to participants and the Internal Revenue Service on Form 1099-DIV. The Plan Administrator reports the gross proceeds from the sale of Plan shares and tax basis information to the selling participants and the Internal Revenue Service on Form 1099-B. The type of tax information that you will receive and that will be sent to the Internal Revenue Service on Form 1099-B will depend on whether the shares sold were acquired after December 31, 2011 (“Post-2011 shares”) or before January 1, 2012 (“Pre-2012 shares”). When Post-2011 shares are sold, your cost or other basis in such shares and whether the gain or loss with respect to such sale is long-term or short-term will be reported to you and the Internal Revenue Service. The Plan assumes that each participant will use the first-in, first out (FIFO) method when determining the tax basis of shares of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares at any time by indentifying this preference in writing to AST. Participants may designate in writing their preference for a “specific identification” cost basis or for the “average basis method.”

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Your dividends and sale proceeds are subject to federal withholding if you fail to provide a taxpayer identification number to the Plan Administrator. Dividends and sale proceeds payable to participants residing in certain foreign countries also may be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests or pays to you, as the case may be, an amount equal to the dividends or sale proceeds less the amount of tax withheld. For Internal Revenue Service reporting purposes, the amount of any dividend withheld is included in the dividend income. Additionally, starting in 2014, dividends and sales proceeds payable to foreign shareholders will be subject to special reporting rules referred to as “FATCA.” If these rules are not complied with, such dividends (and sales proceeds beginning in 2017) will be subject to a withholding tax rate of 30%, notwithstanding any treaty that may provide for a lower rate.

INFORMATION ABOUT AMERICAN WATER

Founded in 1886, American Water is the most geographically diversified, publicly-traded United States water and wastewater utility company, as measured both by operating revenue and population served. American Water’s approximately 7,000 employees provide approximately 15 million people with drinking water, wastewater and other water-related services in over 30 states and two Canadian provinces.

American Water’s primary business involves the ownership of regulated water and wastewater utilities that provide water and wastewater services to residential, commercial and industrial customers, treating and delivering over one billion gallons of water per day. American Water’s subsidiaries that provide these services are generally subject to economic regulation by state Public Utility Commissions, referred to below as state PUCs, in the states in which they operate.

American Water also provides services that are not subject to economic regulation by state PUCs. American Water’s Non-Regulated Businesses include its Contract Operations Group, Applied Water Management Group and Homeowner Services Group.

American Water’s address is 1025 Laurel Oak Road, Voorhees, NJ 08043.

Where to obtain additional information about American Water. American Water files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the SEC’s website at www.sec.gov and at American Water’s website at www.amwater.com. You may read and copy any document that American Water files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows American Water to “incorporate by reference” into this prospectus the information it files with the SEC. This enables American Water to disclose important information to you by referring you to these documents. The information incorporated by reference is deemed to be part of this prospectus, and the information American Water files with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. American Water incorporates by reference into this prospectus the following documents filed with the SEC and any future filings that it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

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Current Reports on Form 8-K filed on January 15, 2013 and February 26, 2013 (American Water filed two Current Reports on Form 8-K on February 26, 2013; only the filing containing information responsive to Item 5.02 is incorporated by reference) ; and

•	The description of American Water’s common stock set forth in American Water’s Registration Statement on Form 8-A, filed with the SEC on April 4, 2008.

You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

American Water Works Company, Inc.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

Attention: General Counsel

856-346-8200

Any statement made in a document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement made in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

USE OF PROCEEDS

American Water will use proceeds from its sale of common stock through the Plan for general corporate purposes. American Water will not receive any proceeds from the purchase of shares under the Plan in the public markets or in privately negotiated transactions.

LEGAL MATTERS

Thomas S. Wyatt, American Water’s Securities Counsel and Assistant Secretary, has provided an opinion regarding the validity of the American Water common stock offered by this prospectus. Mr. Wyatt owns shares of, and options to purchase, American Water common stock, directly and as a participant in stock and employee benefit plans.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

American Water

Stock Direct

A dividend

reinvestment

and direct

stock purchase

plan

for

American Water

common stock

PROSPECTUS

March 8, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table lists the estimated expenses to be incurred by the registrant in connection with the offer and sale of securities registered under this registration statement.

SEC registration fee	$0

Legal fees and expenses	$15,000	*

Accounting fees and expenses	$10,000	*

Printing fees	$7,500	*

Miscellaneous	$15,000	*

Total	$47,500

*	Estimated

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s bylaws and restated certificate of incorporation generally provide that the registrant will indemnify its directors and officers to the fullest extent permitted by law.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL. The registrant has obtained officers’ and directors’ liability insurance that insures against liabilities that officers and directors of the registrant may, in such capacities, incur.

Item 16. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of American Water Works Company, Inc. Incorporated herein by reference to Exhibit 3.1 to American Water Works Company, Inc.’s Quarterly Report on Form 10-Q, filed on November 6, 2008 (file no. 1-34028).

4.2	Amended and Restated Bylaws of American Water Works Company, Inc. Incorporated herein by reference to Exhibit 3.2 to American Water Works Company, Inc.’s Current Report on Form 8-K, filed on January 5, 2010 (file no. 1-34028).

5	Opinion of Thomas S. Wyatt.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Thomas S. Wyatt (included in Exhibit 5 to this registration statement).

24	Powers of Attorney (included on the signature page of this registration statement).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Voorhees, New Jersey, on March 8, 2013.

AMERICAN WATER WORKS COMPANY, INC.

By:	/S/ JEFFREY E. STERBA
Jeffry E. Sterba
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person in so signing also makes, constitutes and appoints Jeffry E. Sterba and Kellye L. Walker, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf in his or her capacity as a director and/or officer and to execute any and all documents for him or her in such capacity, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including, without limitation, the execution and filing with the Securities and Exchange Commission of any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ JEFFRY E. STERBA	President, Chief Executive Officer and Director (principal executive officer)	March 8, 2013
Jeffry E. Sterba

/S/ ELLEN C. WOLF	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	March 8, 2013
Ellen C. Wolf

/S/ STEPHEN P. ADIK	Director	March 8, 2013
Stephen P. Adik

/S/ JULIE A. DOBSON	Director	March 8, 2013
Julie A. Dobson

/S/ MARTHA CLARK GOSS	Director	March 8, 2013
Martha Clark Goss

/S/ RICHARD R. GRIGG	Director	March 8, 2013
Richard R. Grigg

(Signatures continued on next page)

(Signatures continued from previous page)

/S/ JULIA L. JOHNSON	Director	March 8, 2013
Julia L. Johnson

/S/ WILLIAM J. MARRAZZO	Director	March 8, 2013
William J. Marrazzo

/S/ GEORGE MACKENZIE	Director	March 8, 2013
George MacKenzie

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of American Water Works Company, Inc. Incorporated herein by reference to Exhibit 3.1 to American Water Works Company, Inc.’s Quarterly Report on Form 10-Q, filed on November 6, 2008 (file no. 1-34028).

4.2	Amended and Restated Bylaws of American Water Works Company, Inc. Incorporated herein by reference to Exhibit 3.2 to American Water Works Company, Inc.’s Current Report on Form 8-K, filed on January 5, 2010 (file no. 1-34028).

5	Opinion of Thomas S. Wyatt.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Thomas S. Wyatt (included in Exhibit 5 to this registration statement).

24	Powers of Attorney (included on the signature page of this registration statement).